EXHIBIT 10.41

Summary of Guaranty Contract of Maximum Amount Signed by Jilin Provincial Huaruan Technology Company Limited by Shares ("Huaruan Company") as guarantor with Minsheng Bank on March 5th, 2005 to Secure the Indebtedness of Comprehensive Agreement 4 ("Guaranty Contract 11")

     o    Contract NO: Year (2005) Shen Binhai Zongbao Zi NO.006;

     o Guaranty Period: two years commencing from expiry date of fulfillment of the Company's obligations under Comprehensive Agreement 4.

     o Items secured include loan principal and related interest, penalty interest, breach of contract compensation and other expenses under Comprehensive Agreement 4;

               Secured maximum amount for loan principal is RMB 40 Million Yuan

     o    Other Terms

               The guarantor shall take joint and several responsibilities for the Company's obligations under Comprehensive Agreement 4;

               Amendment or changes made to Comprehensive Agreement 4 (except for increase of credit amount) does not need to be approved by the guarantor and the Guaranty Contract 11 shall remain to be effective and binding upon the guarantor;

               Guaranty Contract 11 is independently effective disregard of the effectiveness of Comprehensive Agreement 4.